Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264728) of Bausch + Lomb Corporation of our report dated February 22, 2023 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 22, 2023

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